CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2002, relating to the financial statements and per-share data and ratios which appears in the June 30, 2002 Annual Report to Shareholders of Emerging Markets Growth Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Legal Counsel" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California

August 28, 2002